Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-253890, 333-202538, 333-202537, 333-144737 and 333-177005) of Blueknight Energy Partners, L.P. of our report dated March 26, 2020, except for the effects of discontinued operations discussed in Note 5 to the consolidated financial statements, as to which the date is March 10, 2021, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

March 10, 2021